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                                                                    EXHIBIT 23.2


                       [Letterhead of Ryder Scott Company]


As independent petroleum engineers, we hereby consent to the incorporation by reference in this Form 10-K of Apache Corporation to our Firm's name and our Firm's review of the proved oil and gas reserve quantities of Apache Corporation as of January 1, 1999, and to the incorporation by reference of our Firm's name and review into Apache Corporation's previously filed Registration Statements on Form S-3 (Nos. 33-53129, 333-39973, 333-44731 and 333-57785), on Form S-4 (No.
33-61669), and on Form S-8 (Nos. 33-31407, 33-37402, 33-53442, 33-59721,
33-59723, 33-63817, 333-04059, 333-25201, 333-26255, 333-32557, 333-36131 and
333-53961).



                                                       /s/  Ryder Scott Company
                                                       /s/  Petroleum Engineers

                                                            Ryder Scott Company
                                                            Petroleum Engineers

Houston, Texas
March 15, 1999